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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                          ----------------------------------
                                       FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                   Date of Report (Date of earliest event reported)
                                   AUGUST 21, 1996



                           SAFEGUARD HEALTH ENTERPRISES, INC.
                ------------------------------------------------------
                (Exact Name of registrant as specified in its charter)


        DELAWARE                    0-12050               52-1528581
     ---------------              -----------             -----------
     (State or other              (Commission           (IRS Employer
     jurisdiction of              File Number)         Identification No.)
     incorporation)



       505 NORTH EUCLID STREET, P. O. BOX 3210, ANAHEIM, CALIFORNIA 92803-3210
       -----------------------------------------------------------------------
     (Address of principal executive offices)                   (Zip Code)



    Registrant's telephone number, including area code:    (714) 778-1005
                                                           --------------



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    ITEM 5.   OTHER EVENTS

    On August 21, 1996, Safeguard Health Enterprises, Inc. ("Enterprises" or the "Company"), announced the execution of two (2) definitive agreements to acquire all of the issued and outstanding stock of First American Dental Benefits, Inc., dba American Dental Corporation ("First American"), a privately held dental managed care company based in Dallas, Texas, and an affiliated marketing entity.

    The acquisition, which was initiated with the signing of a letter of intent on July 11, 1996, is expected to be completed within the next several weeks. The closing of the transaction is subject to certain conditions, including the approval of the Texas Department of Insurance. It is anticipated that the acquisition will add nearly Two Hundred Thousand (200,000) members to the Company's existing Eight Hundred Eight Thousand (808,000) member base.

    The terms and conditions of the acquisition, as well as other information, will be disclosed in the Enterprises' Form 8-K Report pursuant to Item 2, to be filed within fifteen (15) calendar days after the closing. The closing is expected to occur within the next thirty (30) days.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                             SAFEGUARD HEALTH ENTERPRISES, INC.


                             By:  STEVEN J. BAILEYS, D.D.S.
                                  -------------------------
                                  STEVEN J. BAILEYS, D.D.S.,
                                  Chairman of the Board, President, and Chief
                                  Executive Officer


DATE: August 26, 1996        By:  RONALD I. BRENDZEL
                                  ------------------
                                  RONALD I. BRENDZEL
                                  Senior Vice President and Secretary


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                                     EXHIBIT LIST



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August 21, 1996 Press Release.......................................99(a)



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